Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 6, 2014

PowerShares DB Base Metals Double Long ETN

BDD ETN

Prospectus Fact Sheet

Total Notes Outstanding: $3,242,864 - As of: 12/11/2013

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year


BDD
$10000
$9000
$8000
$7000
$6000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDG ETN PowerShares DB Base Metals Long ETN

BOM ETN PowerShares DB Base Metals Double Short ETN

BOS ETN PowerShares DB Base Metals Short ETN

DBB ETF PowerShares DB Base Metals Fund

Start Date: 11-December-2012
End Date: 11-December-2013
Growth $: $7222.69 (-27.8%)
Value: 8.01

Market Price: 7.97
High/Low: 8.23/10.91
Volume: 46,902.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
BDD								
Value	-8.10	-5.94	-14.03	-29.30	-29.82	-20.70	3.18	-19.59
Market Price Returns	-5.90	-3.58	-10.54	-28.02	-27.55	-32.15	-20.76	-19.19
Underlying Index								
Deutsche Bank Liquid Commodity	-4.03	-2.86	-6.78	-15.04	-15.36	-8.42	4.81	-

Underlying Index								
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™	-4.03	-2.86	-6.78	-15.04	-15.36	-8.42	4.81	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset & Wealth Management

Privacy | Contact Us

Exchange Traded Products

Insights | Products | Product Screener | Literature | Resources | About Us | Search

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

Commodities » Metals » Metal ETNs » BOM » Performance

BOM ETN

PowerShares DB Base Metals Double Short ETN

Prospectus | Fact Sheet

Total Notes Outstanding: $4,273,964 - As of: 12/11/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 | 1 Year



BOM
$14000
$13000
$12000
$11000
$10000
$9000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN — PowerShares DB Base Metals Double Long ETN

BDG ETN — PowerShares DB Base Metals Long ETN

BOS ETN — PowerShares DB Base Metals Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Start Date: 11-December-2012
End Date: 11-December-2013
Growth $: $12946.2 (29.5%)
Value: 15.16

Market Price: -
High/Low: -/11.69
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

Quarter-end (•) Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
BOM								
Value	8.02	5.26	12.58	32.62	33.61	3.91	-23.38	-7.83
Market Price Returns	2.99	-1.27	2.49	24.47	23.33	-16.03	-9.95	-9.15
Underlying Index								
Deutsche Bank Liquid Commodity	-4.03	-2.86	-6.78	-15.04	-15.36	-8.42	4.81	-

Underlying Index								
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™	-4.03	-2.86	-6.78	-15.04	-15.36	-8.42	4.81	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Commodities » Metals » Metal ETNs » BDG » Performance

BDG ETN

PowerShares DB Base Metals Long ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $1,292,499 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year


— BDG
$10000
$9500
$8500
$8000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN — PowerShares DB Base Metals Double Long ETN

BOM ETN — PowerShares DB Base Metals Double Short ETN

BOS ETN — PowerShares DB Base Metals Short ETN

DBB ETF — PowerShares DB Base Metals Fund



$9000
$8500
$8000
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 10-December-2012
End Date: 10-December-2013
Growth $: $8435.58 (-15.6%)
Value: 17.47

Market Price: -
High/Low: -/-
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Nov 2013

○ Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
BDG								

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
BDG								
Value	-4.14	-3.06	-7.15	-15.62	-15.99	-9.05	4.10	-6.69
Market Price Returns	14.27	19.16	7.16	-13.93	-11.68	-10.21	-6.26	-5.74
Underlying Index								
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™	-4.03	-2.86	-6.78	-15.04	-15.36	-8.42	4.81	-
Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-4.35	-2.31	2.25	-8.78
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.87	2.59	1.14	-12.32
S&P 500 Index	3.05	11.16	11.91	29.12	30.30	17.73	17.60	7.70

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.06

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investmen than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Deutsche Asset & Wealth Management

Exchange Traded Products

Privacy | Contact Us

Insights Products Product Screener Literature Resources About Us Search

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

Commodities » Metals » Metal ETNs » BOS » Performance

BOS ETN

PowerShares DB Base Metals Short ETN

Prospectus Fact Sheet

Total Notes Outstanding: $3,460,336 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Growth of $10,000 — 1 Year



BOS
$12000
$11500
$11000
$10500
$10000
$9500
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN — PowerShares DB Base Metals Double Long ETN

BDG ETN — PowerShares DB Base Metals Long ETN

BOM ETN — PowerShares DB Base Metals Double Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Start Date: 2-January-2013
End Date : 2-January-2014
Growth $: $11361.12 (13.6%)
Value : 22.37

Market Price : 15.31
High/Low : 15.50/19.58
Volume : 320.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Total Returns (%)

as of Dec 2013

Quarter-end ◉ Month-end

	Cumulative				Average Annualized			
	1 Month	3 Months	6 Months	YTD	1 Year	3 Year	5 Year	Since Inception
BOS								
Value	-4.50	-0.79	-4.63	10.26	10.26	7.06	-12.60	-1.91
Market Price Returns	-11.93	-11.58	-17.63	-22.64	-22.64	-14.46	-8.94	-8.10
Underlying Index								
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™	4.45	0.26	4.01	-11.26	-11.26	-10.78	-	-
Benchmark Indexes								

Benchmark Indexes								
Dow Jones-UBS Commodity Index℠	0.00	0.00	0.00	-1.79	-1.79	-5.56	3.19	-8.65
S&P GSCI Total Return Index	0.00	0.00	0.00	-0.22	-0.22	-0.44	4.07	-12.14
S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.06

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in

S&P 500 Index	2.53	10.51	16.31	32.39	32.39	16.18	17.94	8.06

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Commodities » Metals » Metal ETNs » BDD

BDD ETN

PowerShares DB Base Metals Double Long ETN

Prospectus Fact Sheet

Total Notes Outstanding: $3,282,590 - As of: 01/02/2014

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB Base Metals Double Long ETN (Symbol: BDD) is part of the "PowerShares DB Base Metals ETNs" collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. Investors can buy and sell the PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Non-principal protected

Leveraged losses

Subject to investor fee

Limitations on repurchase

Benefits

- Leveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

BDG ETN — PowerShares DB Base Metals Long ETN

BOM ETN — PowerShares DB Base Metals Double Short ETN

BOS ETN — PowerShares DB Base Metals Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Non-principal protected

Leveraged losses

Subject to investor fee

Limitations on repurchase

Concentrated exposure to notional positions in base metal commodity futures contracts

Credit risk of the issuer

Acceleration risk

Lack of liquidity

- Leveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

BDD Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Intraday Intrinsic Value Symbol: BDDIV

Ticker: BDD

CUSIP: 25154K841

BDD Financial Details

As of 03-Jan-2014 01:45 PM

Last Trade:	Bid:	Ask:
$8.30	$7.54	$12.75
Open:	High:	Low:
$8.45	$8.45	$8.11

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $8.07

Last End of Day Value: $8.35

Last End of Day Date: 01/02/2014

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

BDD	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-8.10	-5.94	-14.03	-29.82	-20.70	3.18	-19.59

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	33.01
Copper - Grade A	19 Mar 2014	33.28
Zinc	17-Dec-2014	33.71

About the Note's Index

Last Updated 01/02/2014

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	32.04
Copper - Grade A	19-Mar-2014	33.43
Zinc	17-Dec-2014	34.53

BDD News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

BDD News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

Commodities » Metals » Metal ETNs » BOM

BOM ETN

PowerShares DB Base Metals Double Short ETN

Prospectus Fact Sheet

Total Notes Outstanding: $4,340,008 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

The PowerShares DB Base Metals Double Short ETN (Symbol: BOM) is part of the "PowerShares DB Base Metals ETNs" collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.Investors can buy and sell the PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security. Leveraged inverse ETNs are not suitable for all investors.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Non-principal protected

Benefits

- Leverage short notes

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

BDD ETN — PowerShares DB Base Metals Double Long ETN

BDG ETN — PowerShares DB Base Metals Long ETN

BOS ETN — PowerShares DB Base Metals Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Non-principal protected
Leveraged losses
Subject to an investor fee
Limitations on repurchase
Concentrated exposure to notional positions in base metal commodity futures contracts
Credit risk of the issuer
Acceleration risk
Lack of liquidity

- Leverage short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

BOM Profile

Inception Date: 06/16/2008
ETN Price at Initial Listing: $25.00
Maturity Date: 6/1/2038
Listing Exchange: NYSE Arca
Yearly Investor Fee: 0.75%
Intraday Intrinsic Value Symbol: BOMIV
Ticker: BOM
CUSIP: 25154K858

BOM Financial Details

As of 31-Dec-2013 12:22 PM

Last Trade:	Bid:	Ask:
$13.47	Not Available	Not Available
Open: Not Available	High: Not Available	Low: Not Available

Pricing Snapshot

Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $14.95
Last End of Day Value: $14.45
Last End of Day Date: 01/02/2014

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

BCM	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	6.02	5.26	12.56	33.61	3.91	-23.38	-7.83

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	33.01
Copper - Grade A	19-Mar-2014	33.28
[illegible]	[illegible]	[illegible]

About the Note's Index

Last Updated 01/02/2014

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	32.04
Copper - Grade A	19-Mar-2014	33.43
Zinc	17-Dec-2014	34.53

BOM News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

BOM News & Press Releases

Archived News

April 15, 2013

Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013

Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

BDG ETN

PowerShares DB Base Metals Long ETN

PDF Prospectus PDF Fact Sheet

Total Notes Outstanding: $1,292,499 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

ThePowerShares DB Base Metals Long ETN (Symbol: BDG) is part of the "PowerShares DB Base Metals ETNs" collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. Investors can buy and sell the PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Non-principal protected

Benefits

- Unleveraged long notes

- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Related Funds

BDD ETN — PowerShares DB Base Metals Double Long ETN

BOM ETN — PowerShares DB Base Metals Double Short ETN

BOS ETN — PowerShares DB Base Metals Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

BDG Profile

Inception Date: 06/16/2008
ETN Price at Initial Listing: $25.00
Maturity Date: 6/1/2038
Listing Exchange: NYSE Arca
Yearly Investor Fee: 0.75%
Intraday Intrinsic Value Symbol: BDGIV
Ticker: BDG
CUSIP: 25154K825

BDG Financial Details

As of 25-Nov-2013 09:48 AM

52 Week High: $20.41
52 Week Low: $13.36



20
0
27. May
9. Sep
25. Nov

Pricing Snapshot
Current Pricing 52 Week

Indicative Value

Indicative Intra-day Value: $17.66
Last End of Day Value: $17.97
Last End of Day Date: 01/02/2014

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

BDG	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	-4.14	-3.06	-7.15	-15.99	-9.05	4.10	-6.69

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	33.01
Copper - Grade A	19-Mar-2014	33.28
Zinc	17-Dec-2014	33.71

About the Note's Index

Last Updated 01/02/2014

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	32.04
Copper - Grade A	19-Mar-2014	33.43
Zinc	17-Dec-2014	34.53

BDG News & Press Releases

Archived News

April 15, 2013

Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013

Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

BDG News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

Commodities » Metals » Metal ETNs » BOS

BOS ETN

PowerShares DB Base Metals Short ETN

Prospectus Fact Sheet

Total Notes Outstanding: $3,460,335 - As of: 12/10/2013

Overview | Performance | News | Related Materials | FAQ

PowerShares DB Base Metals Short ETN (Symbol: BOS) is part of the "PowerShares DB Base Metals ETNs" collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals. All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc. Investors can buy and sell the PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early repurchase based on the month-over-month performance of the index less investor fees. Investors may redeem the PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Regulatory Documents

PROSPECTUS

FACT SHEET

Risks

Non-principal protected

Benefits

- Unleveraged short notes
- Relatively low cost

- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

Related Funds

BDD ETN — PowerShares DB Base Metals Double Long ETN

BDG ETN — PowerShares DB Base Metals Long ETN

BOM ETN — PowerShares DB Base Metals Double Short ETN

DBB ETF — PowerShares DB Base Metals Fund

Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to notional positions in base metal commodity futures contracts
- Credit risk of the issuer
- Acceleration risk
- Lack of liquidity

Benefits

- Unleveraged short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent

BOS Profile

Inception Date: 06/16/2008

ETN Price at Initial Listing: $25.00

Maturity Date: 6/1/2038

Listing Exchange: NYSE Arca

Yearly Investor Fee: 0.75%

Intraday Intrinsic Value Symbol: BOSIV

Ticker: BOS

CUSIP: 25154K833

BOS Financial Details

As of 03-Jan-2014 03:59 PM

Market Price:	Change:
$15.31	-$0.10 (-0.45%)
Notes Outstanding: 0.2MM	Volume: 30

Pricing Snapshot

Current Pricing   52 Week

Indicative Value

Indicative Intra-day Value: $22.75

Last End of Day Value: $22.37

Last End of Day Date: 01/02/2014

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Returns

As of Nov 2013

Growth of $10,000 »

BOS	1 Month	3 Months	6 Months	1 Year	3 Year	5 Year	Since Inception
Repurchase Value	3.98	2.57	6.23	15.85	3.80	-10.23	-1.10

View Standardized Performance »

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

About the Note's Index

Last Updated 12/10/2013

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	33.01
Copper - Grade A	19-Mar-2014	33.28
Zinc	17-Dec-2014	33.71

About the Note's Index

Last Updated 01/02/2014

Index Ticker: DBBMIX

Component	Contract Date	Weight %
Aluminium	15-Oct-2014	32.04
Copper - Grade A	19-Mar-2014	33.43
Zinc	17-Dec-2014	34.53

BOS News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

BOS News & Press Releases

Archived News

April 15, 2013
Deutsche Bank to Reopen Issuances of Twenty-Six Exchange Traded Notes

March 14, 2013
Deutsche Bank to Temporarily Suspend New Issuances of Twenty-Six Exchange Traded Notes

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in aluminum, copper and zinc futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Last End of Day Date: 12/19/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



BDD
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

- Metal ETNs
  - All Metal ETNs
  - DDP
  - DPU
  - BDD
  - DGZ
  - DGP
  - DYY
  - DEE
  - DZZ
  - BOM
  - BOS
  - BDG
- Metal ETFs
- Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDG ETN PowerShares DB Base Metals Long ETN

BOM ETN PowerShares DB Base Metals Double Short ETN

BOS ETN PowerShares DB Base Metals Short ETN

PowerShares DB

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
BDD
0
-10
-20
-30
-40
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 8.79
End Date: 20-August-2013	Market Price: 8.79
Repurchase Value % : -18.84%	High/Low: 8.85/8.73
Index Level % : -9.01%	Volume: 8,000.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDG ETN PowerShares DB Base Metals Long ETN

BOM ETN PowerShares DB Base Metals Double Short ETN

BOS ETN PowerShares DB Base Metals Short ETN

PowerShares DB

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


BDD
11
10
9
8
7
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 7.93

Value: 7.93
Market Price: 7.82
High/Low: -/10.57
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Last End of Day Value: $17.50

Last End of Day Date: 12/19/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000 Returns »


BDG
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year


Index
BDG
0
-5
-10
-15
-20
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date : 22-August-2013
Repurchase Value % : -10.11%
Index Level % : -9.70%

Value : 18.32
Market Price : -
High/Low : -/-
Volume : -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

- All Metal ETNs
- DDP
- DPU
- BDD
- DGZ
- DGP
- DYY
- DEE
- DZZ
- BOM
- BOS
- BDG
- Metal ETFs
- Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

PowerShares DB Base Metals Double Long ETN

PowerShares DB Base Metals Double Short ETN

PowerShares DB Base Metals Short ETN

PowerShares DB

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History 1 Year



BDG
21
20
19
18
17
16
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value : 17.50
End Date : 19-December-2013	Market Price : -
Value : 17.50	High/Low : -/20.33
	Volume : -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Last End of Day Value: $15.32

Last End of Day Date: 12/19/2013

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



BOM
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN — PowerShares DB Base Metals Double Long ETN

BDG ETN — PowerShares DB Base Metals Long ETN

BOS ETN — PowerShares DB Base Metals Short ETN

PowerShares DB

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year



Index
BOM
30
20
10
0
-10
-20
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 14.51
End Date: 30-October-2013	Market Price: 13.79
Repurchase Value %: 21.02%	High/Low: 13.83/13.76
Index Level %: -10.87%	Volume: 802.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


BOM
16
15
14
13
12
11
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 15.32

Value: 15.32
Market Price: 15.20
High/Low: 15.00/11.86
Volume: 3,200.00

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

Growth of $10,000

Returns »



BOS
10k
5k
0k
Jan '13
Apr '13
Jul '13
Oct '13

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

About the Note's Index

Last Updated 12/19/2013

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN
PowerShares DB Base Metals Double Long ETN

BDG ETN
PowerShares DB Base Metals Long ETN

BOM ETN
PowerShares DB Base Metals Double Short ETN

DBB
PowerShares DB Base Metals Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value % — 1 Year


Index
BOS
15
10
5
0
-5
-10
-15
-20
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012	Value: 23.01
End Date: 19-December-2013	Market Price: -
Repurchase Value %: 13.35%	High/Low: -/20.14
Index Level %: -13.53%	Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

All Metal ETNs
DDP
DPU
BDD
DGZ
DGP
DYY
DEE
DZZ
BOM
BOS
BDG
Metal ETFs
Energy
Currencies
Equities
Fixed Income
US/Domestic
International
Target Date
Hybrid Assets
Commission-Free
Currency-Hedged
Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

BDD ETN PowerShares DB Base Metals Double Long ETN

BDG ETN PowerShares DB Base Metals Long ETN

BOM ETN PowerShares DB Base Metals Double Short ETN

DBB PowerShares DB Base Metals Fund

Performance

Growth of $10,000 | Repurchase Value % | Repurchase Value History

Repurchase Value History — 1 Year


BOS
23
22
21
20
19
Jan '13
Mar '13
May '13
Jul '13
Sep '13
Nov '13

Start Date: 19-December-2012
End Date: 19-December-2013
Value: 23.01

Value: 23.01
Market Price: -
High/Low: -/20.14
Volume: -

ETN repurchase value performance figures reflect repurchase value, which would require investors to have a minimum number of shares (found in pricing supplement). Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. Market price returns are calculated using the change in the bid/ask midpoint at 4 p.m. ET expressed as a percentage change from the beginning to the end of the specified time period. See the prospectus for more complete information. Investors holding less than the minimum number of shares required to effect a repurchase would have to sell their shares at prevailing market prices, which may be at a discount to the repurchase value. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.